Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-199562 and No. 333-183129) and Form S‑8 (No. 333-206494, No. 333-201353, No. 333-189446, No. 333-185428, No. 333-185429, No. 333-178609, No. 333-67257-99, No. 333-19445-99, No. 333-42133-99, No. 333-130047-99, No. 333-143716-99, No. 333-149396-99, No. 333-149537-99, and No. 333-151607-99) of Ingersoll-Rand plc of our report dated February 12, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Charlotte, North Carolina
February 12, 2016